EXHIBIT 99.1

Company Contact: Jay Shafer, Chief Executive Officer The Amacore Group, Inc. 407-805-8900	Investor Relations Contact: Porter, LeVay & Rose, Inc. Michael J. Porter, President 212-564-4700

THE AMACORE GROUP REPORTS 2009 FINANCIAL RESULTS

--Reduces Operating Expenses and Improves Gross Profit and Gross Profit Margins--

MAITLAND, FL, April 9, 2010 -- The Amacore Group, Inc., (OTC BB: ACGI), a leader in providing membership benefit programs, insurance programs, program administration services, and other innovative and high-quality benefit solutions to individuals, families and employer groups nationwide, reports financial results for the year ended December 31, 2009.

2009 Financial Highlights:

•
Total revenue was $28.8 million compared with $29.5 million in 2008. Included in the year-ago revenue was revenue generated from a large volume marketer with whom Amacore has discontinued its relationship.  During the year the company entered into several new direct response marketing partnerships which have lowered customer acquisition costs, thereby increasing profitability, but which have not yet achieved comparable transaction volume;

•	Cost of sales decreased $1.4 million to $19.4 million from $20.8 million in 2008;

•	Gross profits improved to $9.4 million for the year compared with $8.7 million in 2008;

•	Gross profit margins in 2009 improved to 32.6%, compared with 29.4% in 2008;

•	Operating expenses for the year decreased by 24.3% to $35.2 million, an $11.3 million decrease from $46.5 million in 2008;

•
Loss from operations in 2009 was reduced to $25.8 million from a 2008 loss of $37.9 million.  Excluding amortization, depreciation, impairment loss on goodwill and other intangible assets, and the reversal of a loss contingency accrual in 2008 which are significant non-cash transactions, the loss from operations was $16.0 million in 2009 compared with $22.2 million in 2008.  This improvements of nearly $6.2 million for the year resulted from the company’s ongoing cost-reduction and cost containment efforts;

•	Net loss available to common stockholders was reduced to $21.2 million, or $0.02 per share, compared with a net loss of $42.0 million or $0.28 per share in 2008;

-more-

•
Net cash used to fund operating activities was reduced to $15.2 million in 2009 from $22.2 million in 2008, reflecting the company’s steady focus on reducing customer acquisition and operating costs, improving efficiency, and streamlining contractual agreements;

•	Net cash provided by financing activities was $19.4 million compared with $21.7 million in 2008.

Highlights for the Fourth Quarter of 2009:

•	Total revenue for the fourth quarter of 2009 was $6.9 million compared with $8.2 million in the fourth quarter of 2008;

•	Cost of sales improved to $5.3 million in the fourth quarter, compared with $5.6 million in the in the comparable year-ago period;

•	Gross profit margins for the fourth quarter 2009 were 23.1% as compared with 32.5% in the fourth quarter of 2008;

•	Operating expenses were $10.1 million for the fourth quarter compared with $9.0 million in the comparable year-ago fourth quarter;

•
Loss from operations was $8.5 million compared with a loss of $6.4 million in the fourth quarter of 2008. Excluding amortization, depreciation and impairment loss on goodwill and other intangible assets in 2008 which are significant non-cash transactions, the loss from operations was $4.0 million as compared to $5.9 million in the same quarter last year.  This improvements of nearly $1.9 million for the year resulted from the company’s ongoing cost-reduction and cost containment efforts;

•	Net loss available to common shareholders was $11.3 or $0.01 per share, compared with a net loss of $11.0 million or $0.07 per share in the fourth quarter of 2008;

Commenting on the company’s performance in 2009, Jay Shafer, Chairman and Chief Executive Officer of The Amacore Group said, “In the midst of an extraordinarily difficult nation-wide economic climate in 2009, Amacore held firm to its strategy to open new marketing channels, develop quality products and continue cost-cutting and efficiency efforts.  2009 also saw significant company focus and progress on our efforts to re-negotiate outstanding obligations and re-structure the company, including staff reductions and the spinoff of our Zurvita division.  That strategy has produced steady results.  Despite this focus on cost reductions and restructuring and the poor economic climate, the company’s sales remained relatively consistent with prior year, and many key financial metrics outperformed 2008’s  results.  We believe this provides a strong foundation upon which we will continue to grow sales, build profitability, and insure the company’s long term success.”

Mr. Shafer continued, “As the national economy improves, we believe Amacore is now uniquely positioned to take advantages of opportunities for growth.  Even with the uncertainties in the healthcare sector, Amacore’s diverse product mix allows us to offer a wide array of programs of genuine value to consumers and businesses alike.”

Guy Norberg, President of The Amacore Group, commented, “As a company we’re proud of our results in 2009 and proud of the talented and skilled team that produced them.  We are working aggressively to insure that the company’s performance in 2010 reflects our goal to produce value at every level: for customers, clients, partners, and  investors.”

-more-

About The Amacore Group, Inc. (www.amacoregroup.com)
The Amacore Group, Inc. is primarily a provider and marketer of healthcare related products, including healthcare benefits, vision and dental networks, and administrative services such as billing, fulfillment, patient advocacy, claims administration and servicing. The Company primarily markets healthcare-related membership programs such as limited and major medical programs, supplemental medical and discount dental programs to individuals and families.  It distributes these products and services through various distribution methods such as its agent network, direct response marketing companies, DRTV (Direct Response TV), inbound call centers, in-house sales representatives, network marketing and affinity marketing partners. The Company’s secondary line of business is to place membership programs through these same marketing channels.  These membership programs utilize the same back office and systems creating marketing efficiencies to provide low cost ancillary products such as pet insurance, home warranty, involuntary unemployment insurance, and accident insurance.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, including anticipated growth and geographic expansion, new products and services, new business development and opportunities, anticipated revenues, possible reduction or elimination of material weaknesses, anticipated revenue growth, expenses, profitability, losses and profit margins. In some cases, you may identify forward-looking statements by words such as "may," "should," "plan," "intend," "potential," "continue," "believe," "expect," "predict," "anticipate" and "estimate," the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company's control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company's beliefs, assumptions and expectations of the Company’s future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in "Risk Factors" in the Company’s Annual Report on Form 10-KSB for 2008 filed with the Securities and Exchange Commission, not all of which are known to the Company. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

(FINANCIAL TABLES FOLLOW)

THE AMACORE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2009	2008
Revenues	$28,829,852	$29,461,822
Cost of sales	19,432,232	20,806,246
Gross profit	9,397,620	8,655,576
Operating expenses	35,238,527	46,511,037
Other income	12,840,461	3,927,100
Net loss before income taxes	(13,000,446)	(33,928,361)
Income taxes	53,089	-
Less: Net loss attributed to non-controlling interest in Zurvita Holdings, Inc.	2,318,511	-
Net loss attributed to The Amacore Group, Inc.	(10,735,024)	(33,928,361)
Preferred stock dividend and accretion	(10,501,346)	(8,054,985)
Net loss attributed to The Amacore Group, Inc. available to common stockholders	$(21,236,370)	$(41,983,346)
Basic and diluted loss per share	$(0.02)	$(0.28)
Basic and diluted weighted average number of common shares outstanding	1,028,482,088	149,676,100

THE AMACORE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	December 31,
	2009	2008
Revenues	$6,863,854	$8,222,229
Cost of sales	5,279,888	5,553,383
Gross profit	1,583,966	2,668,846

Operating expenses	10,052,335	9,041,074
Other income	1,781,095	2,293,056
Net loss before income taxes	(6,687,274)	(4,079,172)

Income taxes	48,003	-
Less: Net loss attributed to non-controlling interest in Zurvita Holdings, Inc.	707,956	-
Net loss attributed to The Amacore Group, Inc.	(6,027,321)	(4,079,172)

Preferred stock dividend and accretion	(5,306,475)	(6,901,386)

Net loss attributed to The Amacore Group, Inc. available to common stockholders	$(11,333,796)	$(10,980,558)

Basic and diluted loss per share	$(0.01)	$(0.07)

THE AMACORE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
Current assets	$7,182,894	$4,006,054
Property, plant and equipment	1,005,601	863,537
Other assets	3,857,304	12,324,509
Total assets	$12,045,799	$17,194,100
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities	$8,389,145	$11,219,123
Non-current liabilities	14,040,338	15,211,602
Redeemable preferred stock - Zurvita Holdings, Inc.	2,280,162	-
Amacore Group, Inc. stockholders' deficit	(10,118,077)	(9,236,625)
Noncontrolling Interest in Zurvita Holdings, Inc. stockholders' deficit	(2,545,769)	-
Total liabilities and stockholders' deficit	$12,045,799	$17,194,100

###